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                                                                    Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the use of our report dated February 12, 1997, except for Notes 8 and 12, which are dated March 7, 1997 relating to the consolidated financial statements and schedule of Micro Bio-Medics, Inc. appearing in Micro Bio-Medics, Inc.'s Annual Report on Form 10-K and 10-K/A-1 for the year ended November 30, 1996, which is incorporated by reference into this Form S-8 Registration Statement filed on behalf of Henry Schein, Inc.


                                             MILLER, ELLIN & COMPANY


New York, New York
August 6, 1997